                                                                   EXHIBIT 10.26


                             AMERIGAS PROPANE, INC.

                          1997 LONG-TERM INCENTIVE PLAN

                      ON BEHALF OF AMERIGAS PARTNERS, L.P.

                                TABLE OF CONTENTS


Section No.                                                                                         Page No.

1.     Purpose and Design......................................................................        1
2.     Definitions.............................................................................        1
3.     Number and Source of Units Available for Grants; Maximum Allotment......................        6
4.     Duration of the Plan....................................................................        6
5.     Administration..........................................................................        6
6.     Eligibility.............................................................................        7
7.     Grants:  Payment and Performance Leverage...............................................        7
8.     Distribution Equivalents................................................................        8
9.     Delivery of Units and Unitholder Privileges.............................................        8
10.    Non-Transferability of Grants...........................................................        9
11.    Termination of Employment...............................................................        9
12.    Adjustment of Grants....................................................................        9
13.    Limitation of Rights....................................................................        9
14.    Amendment or Termination of Plan........................................................       10
15.    Tax Withholding.........................................................................       10
16.    Governmental Approval...................................................................       10
17.    Effective Date of Plan..................................................................       10
18.    Successors .............................................................................       11
19.    Headings and Captions...................................................................       11
20.    Gender and Number.......................................................................       11
21.    Governing Law...........................................................................       11
Signatures        .............................................................................       11


                                      (i)

                             AMERIGAS PROPANE, INC.

                          1997 LONG-TERM INCENTIVE PLAN

                      ON BEHALF OF AMERIGAS PARTNERS, L.P.


1.   PURPOSE AND DESIGN

         The purpose of this Plan is to assist the Company in its capacity as General Partner of APLP in securing and retaining key corporate executives of outstanding ability who are in a position to participate significantly in the development and implementation of the General Partner's strategic plans and thereby to contribute materially to the long-term growth, development, and profitability of APLP. The Plan is designed to align directly long-term executive compensation with tangible, direct and identifiable benefits realized by APLP unitholders, and it is hereby adopted by the Company to make available Grants to such executives in order that they might receive Units upon the attainment of financial criteria described in the Plan.

2.   DEFINITIONS

         Whenever used in this Plan, the following terms will have the respective meanings set forth below:

              2.01 "Adjusted Operating Surplus" for any period means Operating Surplus generated during such period as adjusted to (a) exclude Operating Surplus attributable to (i) any net increase in working capital borrowings during such period and (ii) any net reduction in cash reserves during such period, and (b) include any net increases in reserves to provide funds for distributions resulting from Operating Surplus generated during such period. Adjusted Operating Surplus does not include that portion of Operating Surplus included in clause (a)(i) of the definition of Operating Surplus.

              2.02 "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

              2.03 "APLP" means AmeriGas Partners, L.P., a Delaware limited partnership.

              2.04 "APLP Partnership Agreement" means the Amended and Restated Agreement of Limited Partnership of AmeriGas Partners, L.P., dated as of September 18, 1995, as amended from time to time.

              2.05 "Arrearage Balance" means, as to each Common Unit as of the end of a Quarter, the excess of the sum of the Minimum Quarterly Distribution for a Common Unit for each prior Quarter over the sum of the amounts distributed to unitholders for such prior Quarter and all prior Quarters in respect of such an Initial Common Unit; except that all Arrearage Balances shall in all events be zero if the General Partner is removed as general partner of APLP upon the requisite vote by Limited Partners under circumstances where Cause does not exist.

              2.06 "Board" means the Company's Board of Directors as constituted from time to time, provided that whenever in this Plan Board approval is required, such approval shall require the affirmative vote of a majority of members of the Board who are not participants in the Plan.

              2.07 "Cause" means a court of competent jurisdiction has entered a final, non-appealable judgment finding the General Partner liable for actual fraud, gross negligence or willful or wanton misconduct in its capacity as general partner of the Partnership.

              2.08 "Closing Date" means April 19, 1995.

              2.09 "Committee" means the Compensation and Pension Committee, or its successor, of the Board.

              2.10 "Common Unit" means a Common Unit of APLP.

              2.11 "Company" means AmeriGas Propane, Inc., a Pennsylvania corporation, and any successor thereto that is the General Partner.

              2.12 "Date of Award" means the date the Committee awards a Unit and Distribution Equivalent Grant.

              2.13 "Distribution Equivalent" means an amount determined by multiplying the number of Units subject to a Grant by the per-Unit cash distribution, or the per-Unit fair market value (as determined by the Committee) of any distribution in consideration other than cash, paid by APLP on its Units on a distribution payment date.

              2.14 "Employee" means a regular full-time salaried employee (including officers and directors who are also employees) of the Company (i) whose terms and conditions of employment are not determined through collective bargaining with a third party or (ii) who is not characterized as an independent contractor by the Company no matter how characterized by a court or government agency, and no retroactive characterization of an individual's status for any other purpose shall make an individual an "Employee" for purposes hereof unless specifically determined otherwise by the Company for the purposes of this Plan.

              2.15 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

              2.16 "Fair Market Value" of a Unit means the average, rounded to the next highest one-eighth of a point (.125), of the highest and lowest sales prices thereof on the New York Stock Exchange on the day on which Fair Market Value is being determined, as reported on the Composite Tape for transactions on the New York Stock Exchange. In the event that there are no Unit transactions on the New York Stock Exchange on such day, the Fair Market Value will be determined as of the immediately preceding day on which there were Unit transactions on that exchange.

              2.17 "General Partner" means AmeriGas Propane, Inc., its successor as general partner of APLP, or its transferee, all as provided in Section 6.4(c) of the APLP Partnership Agreement.

              2.18 "Grant" means the right to receive Units or an amount of cash equal to the Fair Market Value of the Units and Distribution Equivalent according to the terms of the Plan.

              2.19 "Group Member" means a member of the Partnership Group.

              2.20 "Interim Capital Transactions" means the following transactions if they occur prior to the liquidation date of APLP: (i) borrowings, refinancings or refundings of indebtedness and sales of debt securities (other than for working capital purposes and other than for items purchased on open account in the ordinary course of business) by any Group Member; (ii) sales of equity interests by any Group Member; and (iii) sales or other voluntary or involuntary dispositions of any assets of any Group Member other than (a) sales or other dispositions of inventory in the ordinary course of business, (b) sales or other dispositions of other current assets, including receivables and accounts, and (c) sales or other dispositions of assets as part of normal retirements or replacements.

              2.21 "Minimum Quarterly Distribution" means $.55 per Unit.

              2.22 "Operating Expenditures" means all Partnership Group expenditures, including taxes, reimbursements of the General Partner, debt service payments, and capital expenditures, subject to the following:

                           (a) Payments (including prepayments) of principal and
premium on a debt shall not be an Operating Expenditure if the payment is (i) required in connection with the sale or other disposition of assets or (ii) made in connection with the refinancing or refunding of indebtedness with the proceeds from new indebtedness or from the sale of equity interests. For purposes of the foregoing, at the election and in the reasonable discretion of the General Partner, any payment of principal or premium shall be deemed to be refunded or refinanced by any indebtedness incurred or to be incurred by the Partnership Group within one hundred eighty (180) days before or after such payment to the extent of the principal amount of such indebtedness.

                           (b) Operating Expenditures shall not include (i)
capital expenditures made for acquisitions or for capital improvements or (ii) payment of transaction expenses relating to Interim Capital Transactions. Where capital expenditures are made in part for acquisitions or capital improvements and in part for other purposes, the General Partner's good faith allocation between the amounts paid for each shall be conclusive.

              2.23 "Operating Partnership" means AmeriGas Propane, L.P., a Delaware limited partnership.

              2.24 "Operating Surplus," as to any Quarter ending before the liquidation date of APLP, means:

                           (a) the sum of (i) $40 million plus all cash of the
Partnership Group on hand as of the close of business on April 19, 1995 and (ii) all the cash receipts of the Partnership Group for the period beginning on April 19, 1995 and ending with the last day of such Quarter, other than cash receipts from Interim Capital Transactions, less

                           (b) the sum of (i) Operating Expenditures for the
period beginning on April 19, 1995 and ending with the last day of such Quarter,
(ii) all distributions made pursuant to Sections 5.3 and 5.4 of the APLP Partnership Agreement in respect of all prior Quarters, and (iii) the amount of cash reserves that is necessary or advisable in the reasonable discretion of the General Partner to provide funds for future Operating Expenditures.

              2.25 "Participant" means an Employee designated by the Committee to participate in the Plan.

              2.26 "Partnership Group" means APLP, AmeriGas Propane, L.P., and any partnership subsidiary of either such entity, treated as a single consolidated partnership.

              2.27 "Partnership Interest" means an interest in APLP, which shall include general partner interests, Common Units, Subordinated Units or other Partnership Securities, or a combination thereof or interest therein, as the case may be.

              2.28 "Partnership Security" means any class or series of Unit, any option, right, warrant or appreciation rights relating thereto, or any other type of equity interest that APLP may lawfully issue, or any unsecured or secured debt obligation of APLP that is convertible into any class or series of equity interests of APLP.

              2.29 "Performance Contingency" means financial and operating performance by APLP such that:

              (a) for each of three, consecutive, non-overlapping, four-Quarter periods, distributions have been made to unitholders of APLP at least equal to the sum of the Minimum Quarterly Distributions for each Quarter on all Outstanding Common Units and Subordinated Units during such period;

              (b) the Adjusted Operating Surplus generated during the immediately preceding twelve-Quarter period at least equals the sum of the Minimum Quarterly Distributions for each Quarter on all Outstanding Common Units and Subordinated Units during such period;

              (c) the Arrearages Balances on the Common Units are zero;

              (d) the General Partner has made a good faith estimate (in connection with which the General Partner shall be entitled to make such assumptions as in its sole discretion it believes are reasonable) that APLP will, with respect to the four-Quarter period commencing immediately after the applicable twelve-Quarter period, generate Adjusted Operating Surplus in an amount at least equal to the sum of the Minimum Quarterly Distributions on all Outstanding Common Units and Subordinated Units; and

              (e) the General Partner shall have obtained approval from the Audit Committee of the Board that it has complied with the provisions of the immediately preceding Section (d), provided, however, that the Performance Contingency will not be satisfied unless Subordinated Units are convertible to Common Units pursuant to the "early conversion" provisions of Section 4.6(a) of the APLP Partnership Agreement.

              2.30 "Person" means an individual or a corporation, partnership, trust, unincorporated organization, association or other entity.

              2.31 "Plan" means the AmeriGas Propane, Inc. 1997 Long-term Incentive Plan on behalf of AmeriGas Partners, L.P. as stated herein, including any amendments or modifications thereto.

              2.32 "Quarter" means, unless the context requires otherwise, a three-month period of time ending on March 31, June 30, September 30, or December 31.

              2.33 "Subordinated Unit" means a Subordinated Unit in APLP.

              2.34 "UGI" means UGI Corporation, a Pennsylvania corporation, and any successor thereto.

              2.35 "Unit" means a Common Unit of APLP or such other Partnership Security of APLP as may be substituted for Units or such other securities pursuant to Section 12.

3.   NUMBER AND SOURCE OF UNITS AVAILABLE FOR GRANTS; MAXIMUM ALLOTMENT

         The number of Units which may be made the subject of Grants under this Plan at any one time may not exceed 500,000 in the aggregate, including Units acquired by Participants under this Plan, subject, however, to the adjustment provisions of Section 12 below. The maximum number of Units which may be the subject of Grants to any one individual in any calendar year shall be 100,000. Units which are the subject of Grants may be (i) previously issued and outstanding Units, (ii) newly issued Units, (iii) Units held by the Company, any of its Affiliates, or any Group Member, or (iv) partly of each.

4.   DURATION OF THE PLAN

         The Plan will expire on September 30, 2001, provided however, that the payment terms of the Plan shall remain in effect until all obligations under the Plan have been fulfilled.

5.   ADMINISTRATION

         The Plan will be administered by the Committee. Subject to the express provisions of the Plan, the Committee will have authority, in its complete discretion, to determine the Employees to whom, and the time or times at which, Grants will be awarded and the number of Units to be subject to each Grant. In making such determinations, the Committee may take into account the nature of the services rendered by an Employee, the present and potential contributions of the Employee to the Partnership Group's success and such other factors as the Committee in its discretion deems relevant. Subject to the express provisions of the Plan, the Committee will also have authority to construe and interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective Grants (which need not be identical), and to make all other determinations (including factual determinations) necessary or advisable for the orderly administration of the Plan. Any discretion, actions or interpretations to be made under the Plan by the Committee on behalf of the Company shall be made in its sole discretion, not acting in a fiduciary capacity, need not be uniformly applied to similarly situated individuals, and shall be final, binding and conclusive upon the parties. It is the intent of the Company that the Plan should comply in all applicable respects with Rule 16b-3 under the Exchange Act so that transactions relating to any Units awarded to a Participant who is subject to Section 16 of the Exchange Act shall be exempt under Rule 16b-3. Accordingly, if any provision of the Plan or any agreement relating to a Grant does not comply with the requirements of Rule 16b-3 as then applicable to any such Participant, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements with respect to such Participant. Any other provision of the Plan notwithstanding, the Board may perform any function of the Committee under the Plan, including without limitation for the purpose of ensuring that transactions under the Plan by Participants who are subject to
Section 16 of the Exchange Act in respect of APLP are exempt under Rule 16b-3. In any case in which the Board is performing a function of the Committee under the Plan, each reference to the Committee herein shall be deemed to refer to the Board (unless the context shall otherwise require).

6.   ELIGIBILITY

         Grants may be awarded only to Employees at salary grade level 36 or higher determined in accordance with the Company's personnel policies (including directors who are also Employees of the Company) who, in the sole judgment of the Committee, are individuals in a position to participate significantly in the development and implementation of the General Partner's strategic plans and thereby to contribute materially to the continued growth and development of APLP and to its future financial success.

7.   GRANTS:  PAYMENT AND PERFORMANCE LEVERAGE

         7.1 Payment. No payment of any kind shall be made under this Plan pursuant to any Grant until the Performance Contingency has been satisfied. The General Partner shall seek approval from the Audit Committee pursuant to Section 2.29(e) as soon as practicable after the conditions in section 2.29(a) through
(d) have been satisfied. Units shall be delivered (or their Fair Market Value shall be paid in cash, as determined by the Committee) and Distribution Equivalents shall be paid to Participants as soon as practicable. Notwithstanding the foregoing, the Committee may accelerate the payment of any or all outstanding Grants at any time for any reason.

         7.2 Performance Leverage. The Performance Contingency will be leveraged according to the following table:

         Performance Contingency                              Leverage Applied
              Satisfied by:                                       to Grant:

         September 30, 1999                                            150%
         December 31, 1999                                             140%
         March 31, 2000                                                130%
         June 30, 2000                                                 120%
         September 30, 2000                                            110%
         December 31, 2000                                              95%
         March 31, 2001                                                 80%
         June 30, 2001                                                  65%
         September 30, 2001                                             50%
         After September 30, 2001                                        0%


8.   DISTRIBUTION EQUIVALENTS

         8.1 Amount of Distribution Equivalents Credited. From the Date of Award of a Grant to a Participant until the earlier of payment, if any, of the Grant pursuant to Section 7.1 or termination of the Grant, the Company shall keep records for such Participant and shall credit on each payment date after November 18, 1996 for the payment of a distribution made by APLP on its Units an amount equal to the Distribution Equivalent associated with the Units subject to such Grant. Notwithstanding the foregoing, a Participant may not accrue during any calendar year Distribution Equivalents in excess of $300,000. No interest shall be credited to any such Dividend Equivalent.

         8.2 Form of Payment for Distribution Equivalents. Payment of Distribution Equivalents shall be solely in cash.

9.   DELIVERY OF UNITS AND UNITHOLDER PRIVILEGES

         9.1 Delivery of Units. If Units are to be delivered pursuant to the Plan, then the General Partner will, without stock transfer taxes to the Participant or to any other person entitled to payment of Units pursuant to this Plan, deliver or cause the delivery in certificate form to, or credit electronically on behalf of, the Participant, the Participant's designee or such other person the requisite number of Units.

         9.2 Privileges of a Unitholder. A Participant or any other person awarded a Grant under this Plan will have no rights as a unitholder with respect to any Units covered by the Grant until the Units are received by the Participant.

10.  NON-TRANSFERABILITY OF GRANTS

         Grants or other Participant's rights under the Plan are not transferable, and a Grant may be paid, during the lifetime of the Participant, only to the Participant.

11.  TERMINATION OF EMPLOYMENT

         Each Grant, to the extent that it has not previously been paid, will terminate when the Participant awarded such Grant ceases to be an Employee of the Company, unless the Committee shall, in its sole discretion, determine otherwise as to all or any portion of such Grant.

12.  ADJUSTMENT OF GRANTS

         Notwithstanding anything to the contrary in this Plan, in the event (a) any recapitalization, reorganization, merger, consolidation, spin-off, combination, repurchase, exchange of Common or Subordinated Units or other securities of APLP; security split or reverse split, extraordinary distribution, liquidation, dissolution, significant corporate or partnership transaction (whether relating to assets, partnership units, or stock) involving APLP, or other extraordinary transaction or event affects Units such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of Participants' rights under the Plan or (b) a Participant's salary grade changes to grade 35 or lower, then the Committee may adjust (i) any or all of the number of Units reserved for issuance under the Plan, (ii) the maximum number of Units which may be the subject of Grants to any one individual in any calendar year, (iii) the number of Units to be subject to Grants thereafter awarded under the Plan, (iv) the number of Units payable pursuant to outstanding Grants, (v) the form of payment of Grants, including without limitation, the payment of cash value equivalents of Units instead of Units themselves, (vi) the amount of Dividend Equivalents, and/or (vii) the terms and conditions applicable to Distribution Equivalents, provided that the number of Units subject to any Grant will always be a whole number. Any such determination of adjustments by the Committee will be conclusive for all purposes of the Plan and of each Grant.

13.  LIMITATION OF RIGHTS

         Nothing contained in this Plan shall be construed to give an Employee any right to be awarded a Grant except as may be authorized in the discretion of the Committee. The awarding of a Grant under this Plan shall not constitute or be evidence of any agreement or understanding, expressed or implied, that the Company will employ a Participant for any specified period of time, in any specific position, or at any particular rate of remuneration.

14.  AMENDMENT OR TERMINATION OF PLAN

         Subject to Board approval, the Committee may at any time, and from time to time, alter, amend, suspend or terminate this Plan without the consent of the Company's shareholders, APLP's unitholders, or Participants, except that any such alteration, amendment, suspension or termination shall be subject to the provisions of the APLP Partnership Agreement and to the approval of APLP's unitholders within one year after such Committee and Board action if such unitholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Units are then listed or quoted, or if the Committee in its discretion determines that obtaining such unitholder approval is for any reason advisable. No termination or amendment of this Plan may, without the consent of a Participant to whom any Grant has previously been awarded, adversely affect the rights of such Participant under such Grant. Notwithstanding the foregoing, the Committee may make minor amendments to this Plan which do not materially affect the rights of Participants or significantly increase the cost to the Partnership Group or to the Company.

15.  TAX WITHHOLDING

         Upon payment of any Grant under this Plan, the Company will require the recipient of the payment to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements. However, to the extent authorized by the Committee, the Company may withhold or receive Units and make cash payments in respect thereof in satisfaction of a recipient's tax obligations, including tax obligations in excess of mandatory withholding requirements.

16.  GOVERNMENTAL APPROVAL

         Each Grant will be subject to the requirement that if at any time the listing, registration or qualification of the Units covered thereby upon any securities exchange, or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of or in connection with the awarding of such Grant or payment of Units and a Dividend Equivalent thereunder, then no such Grant may be paid in whole or in part unless and until such listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Board.

17.  EFFECTIVE DATE OF PLAN

         This Plan will become effective as of October 1, 1996.

18.  SUCCESSORS

         This Plan shall be binding upon and inure to the benefit of APLP, the General Partner, their successors and assigns and the Participant and his heirs, executors, administrators and legal representatives.

19.  HEADINGS AND CAPTIONS

         The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

20.  GENDER AND NUMBER

         Except where otherwise clearly indicated by the context, the masculine and neuter shall include the feminine and the neuter, the singular shall include the plural, and vice-versa.

21.  GOVERNING LAW

         The validity, construction, interpretation and effect of the Plan and Grants under the Plan shall be governed exclusively by and determined in accordance with the law of the Commonwealth of Pennsylvania, exclusive of any choice of law provisions thereof.


              IN WITNESS WHEREOF, the Company has caused the Plan to be executed by its duly authorized officer and its corporate seal to be affixed hereto as of the ____ day of _________ , 1997.



                                      AMERIGAS PROPANE, INC.,
                                      on behalf of
                                      AMERIGAS PARTNERS, L.P.
Attest:

_____________________________         By: ______________________________
Robert H. Knauss                          Lon R. Greenberg
Secretary                                 Chairman of the Board
                                          of Directors and Chief
                                          Executive Officer